EXHIBIT 10.2

U.S. Small Business Administration NOTE (SECURED DISASTER LOANS)	Date: March 26, 2020
Loan Amount: $500,000.00
Annual Interest Rate: 3.750%

Application # 2000067240 Loan# EIDL 4316357010

1.
PROMISE TO PAY: In return for a loan. Borrower promises to pay to the order of SBA the amount of Five Hundred Thousand Dollars ($500,000.00) interest on the unpaid principal balance, and all other amounts required by this Note.

2.
DEFINITIONS:   A)  "Collateral" means any property taken as security for payment of this Note or any guarantee of this Note.  B) "Guarantor" means each person or entity that signs a guarantee of payment of this Note.  C) "Loan Documents" means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

3.
PAYMENT TERMS: Borrower must make all payments at the place SBA designates. Borrower may prepay this Note in part or in full at any time, without notice or penalty. Borrower must pay principal and interest payments of Two Thousand Four Hundred Thirty-Seven And 00/100 ($2,437.00) every month beginning Twelve (12) months from the date of the Note. SBA will apply each installment payment first to pay interest accrued to the day SBA receives the payment and will then apply any remaining balance to reduce principal. All remaining principal and accrued interest is due and payable Thirty (30) years from the date of the Note.

4.
DEFAULT: Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:  A) Fails to comply with any provision of this Note. the Loan Authorization and Agreement, or other Loan Documents:  B)  Defaults on any other SBA loan;  C)  Sells or otherwise transfers, or does not preserve or account to SBA’s satisfaction for, any of the Collateral or its proceed:  D)  Does not disclose, or anyone acting on their behalf docs not disclose, any material fact to SBA:  E)  Makes, or anyone acting on their behalf makes, a materially false or misleading representation to SBA:  F)  Defaults on any loan or agreement with another creditor, if SBA believes the default may materially affect Borrower's ability to pay this Note: G)  Fails to pay any taxes when due:  H)  Becomes the subject of a proceeding under any bankruptcy or insolvency law:  I)  Has a receiver or liquidator appointed for any part of their business or property:  J)  Makes an assignment for the benefit of creditors:  K)  Has any adverse change in financial condition or business operation that SBA believes may materially affect Borrower’s ability to pay this Note:  L)  Dies:  M)  Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without SBA's prior written consent; or,  N)  Becomes the subject of a civil or criminal action that SBA believes may materially affect Borrower's ability to pay this Note.

5.
SBA'S RIGHTS IF THERE IS A DEFAULT: Without notice or demand and without giving up any of its rights, SBA may: A)  Require immediate payment of all amounts owing under this Note:  B)  Have recourse to collect all amounts owing from any Borrower or Guarantor;  C)  File suit and obtain judgment:  D)  Take possession of any Collateral: or  E)  Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6.
SBA'S GENERAL POWERS: Without notice and without Borrower's consent. SBA may:  A)  Bid on or buy the Collateral at its sale or the sale of another lien holder, at any price it chooses:  B)  Collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs. If SBA incurs such expenses, it may demand immediate reimbursement from Borrower or add the expenses to the principal balance:  C)  Release anyone obligated to pay this Note;  D)  Compromise, release, renew, extend or substitute any of  the Collateral: and  E)  Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7.
FEDERAL LAW APPLIES: When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.
GENERAL PROVISIONS:  A)  All individuals and entities signing this Note are jointly and severally liable.  B)  Borrower waives all suretyship defenses.  C)  Borrower must sign  all documents required at any time to comply with the Loan Documents and to enable SBA to acquire, perfect, or maintain SBA’s liens on Collateral.  D)  SBA may exercise any of its rights separately or together, as many times and in any order it chooses. SBA may delay or forgo enforcing any of its rights without giving up any of them.  E)  Borrower may not use an oral statement of SBA to contradict or alter the written terms of this Note.  F)  If any part of this Note is unenforceable, all other parts remain in effect.  G)  To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that SBA did not obtain any guarantee:

SBA FORM 147 B (5-00) Page 1 of 2

2000067240/EIDL 4316357010

did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral: or did not obtain the fair market value of Collateral at a sale.  H)  SBA may sell or otherwise transfer this Note.

9.
MISUSE OF LOAN FUNDS: Anyone who wrongfully misapplies any proceeds of the loan will be civilly liable to SBA for one and one-half times the proceeds disbursed, in addition to other remedies allowed by law.

10.	BORROWER'S NAME(S) AND SIGNATURE(S): By signing below, each individual or entity acknowledges and accepts personal obligation and full liability under the Noted as Borrower.

Corporate Seal

Corporate Execution:

STRATA SKIN SCIENCES, INC.

BY:	/s/ Dolev Rafaeli
DOLEV RAFAELI, PRESIDENT

BY:	/s/ Jay Sturm
JAY STURM, SECRTARY

SBA FORM 147 B (5-00) Page 2 of 2